Exhibit 99.4

Dear Valued Depositor:

I am pleased to tell you about an investment opportunity and just as importantly, to request your vote. Pursuant to a Plan of Conversion (the “Plan”), our organization will convert from the mutual to the stock form of organization. To accomplish the conversion, Edgewater Bancorp, Inc., newly-formed to become the parent company of Edgewater Bank, is conducting an offering of shares of common stock. Enclosed you will find a Prospectus, a Proxy Statement and a Questions and Answers Brochure, with important information about the Plan, the proxy vote and the stock offering.

THE PROXY VOTE:

Your vote is extremely important for us to meet our goals. Although we have received conditional regulatory approval, the Plan is also subject to approval by Edgewater Bank’s eligible depositors. NOT VOTING YOUR ENCLOSED PROXY CARD(S) WILL HAVE THE SAME EFFECT AS VOTING “AGAINST” THE PLAN. Note that you may receive more than one Proxy Card, depending on the ownership structure of your accounts at Edgewater Bank. Please vote each Proxy Card you receive. To cast your vote, please sign each Proxy Card and return the card(s) in the Proxy Reply Envelope provided. Alternatively, you may vote by telephone or Internet, by following the simple instructions on the Proxy Card. Our Board of Directors urges you to vote “FOR” the Plan.

Please note:

•             The proceeds resulting from the sale of stock will allow us to grow and to expand our services;

•             The conversion will not result in changes to account numbers, interest rates or other terms of your deposit and loan accounts at Edgewater Bank. Deposit accounts will continue to be insured by the FDIC, up to the maximum legal limit;

•             You will have the right, but not an obligation, to buy Edgewater Bancorp, Inc. common stock and may do so without the payment of a commission before it is offered to the general public.

THE STOCK OFFERING:

As a depositor of Edgewater Bank on June 30, 2012 or September 30, 2013, you have a priority right, but no obligation, to buy shares of Edgewater Bancorp, Inc. common stock during the offering, before they are available for sale to the general public. The common stock is being offered at $10.00 per share, and there will be no sales commission charged to purchasers during the offering.

Please read the enclosed materials carefully before making an investment decision. If you are interested in purchasing shares of Edgewater Bancorp, Inc. common stock, complete the enclosed Stock Order Form and return it, with full payment or authorization to withdraw funds from one or more of your Edgewater Bank deposit accounts, in the Stock Order Reply Envelope provided. Stock Order Forms and full payment must be received (not postmarked) by 12:00 noon, Central Time, on [date], 2013. If you are considering purchasing stock with funds you have in an IRA or other retirement account, please call our Stock Information Center promptly for guidance, because these orders require additional processing time.

I invite you to consider this opportunity to share in our future and, together with our Board of Directors, I thank you for your continued support as an Edgewater Bank customer.

Sincerely,

Richard E. Dyer

President and Chief Executive Officer

Questions?

Please call our Stock Information Center, toll-free, at (800) 979-4568,

Hours of Operation: Monday — Friday 9:00am-4:00pm, Central Time, except bank holidays.

Please visit our Stock Information Center located at Edgewater Bank, 321 Main Street, St. Joseph, Michigan 49085

Limited Hours of Operation: Tuesday and Thursday ONLY, 10:00am — 2:00pm, Central Time, except bank holidays.

This is not an offer to sell or a solicitation of an offer to buy shares of common stock. The offer is made only by the prospectus. The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Edgewater Bank, Edgewater Bancorp, Inc., the Federal Deposit Insurance Corporation or any other government agency.

Dear Friend:

Edgewater Bancorp, Inc., a newly-formed corporation that will serve as the parent company of Edgewater Bank, is offering shares of its common stock for sale at a price of $10.00 per share. No sales commission will be charged to purchasers during the offering.

Our records indicate that you were a depositor of Edgewater Bank at the close of business on June 30, 2012 or a depositor of Edgewater Bank on September 30, 2013 whose account(s) was/were closed thereafter. As such, you have non-transferable rights, but no obligation, to subscribe for shares of common stock during our Subscription Offering before any shares are available for sale to the general public.

Please read the enclosed materials carefully before making an investment decision. If you are interested in purchasing shares of Edgewater Bancorp, Inc. common stock, complete the enclosed Stock Order Form and return it, with full payment or authorization to withdraw funds from one or more of your Edgewater Bank deposit accounts, in the Stock Order Reply Envelope provided. Stock order forms and full payment must be received (not postmarked) by 12:00 noon, Central Time, on [date], 2013. If you are considering purchasing stock with funds you have in an IRA or other retirement account, please call our Stock Information Center promptly for guidance, because these orders require additional processing time.

If you have questions about our organization or purchasing shares, please refer to the enclosed Prospectus and Questions and Answers Brochure, or call our Stock Information Center at the number shown below.

I invite you to consider this opportunity to share in our future as an Edgewater Bancorp, Inc. shareholder.

Sincerely,

Richard E. Dyer

President and Chief Executive Officer

Questions?

Please call our Stock Information Center, toll-free, at (800) 979-4568,

Hours of Operation: Monday — Friday 9:00am-4:00pm, Central Time, except bank holidays.

Please visit our Stock Information Center located at Edgewater Bank, 321 Main Street, St. Joseph, Michigan 49085

Limited Hours of Operation: Tuesday and Thursday ONLY, 10:00am — 2:00pm, Central Time, except bank holidays.

This is not an offer to sell or a solicitation of an offer to buy shares of common stock. The offer is made only by the prospectus. The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Edgewater Bank, Edgewater Bancorp, Inc., the Federal Deposit Insurance Corporation or any other government agency.

[Date]

Dear Depositor:

Pursuant to a Plan of Conversion (the “Plan”), our organization will convert from the mutual to the stock form of organization and form a stock holding company. To accomplish the conversion, we need your participation in an important vote. Enclosed are materials describing the transaction, the offering and your voting rights. YOUR VOTE IS VERY IMPORTANT.

Enclosed, as part of these materials, is your proxy card. This proxy card should be signed and returned to us prior to the special meeting of depositors to be held on [Date], 2013 at [   ]:00 p.m. at 321 Main Street, St. Joseph, Michigan 49085. Please take a moment now to sign the enclosed proxy card and return it to us in the postage-paid envelope provided. If you have more than one account, you will receive more than one proxy card.  These are not duplicate proxy cards.  Please vote by returning each proxy card received.  Alternatively, you can vote by telephone or by the internet, as instructed on the proxy card.  FAILURE TO VOTE EACH PROXY CARD HAS THE SAME EFFECT AS VOTING AGAINST THE PLAN.

If the Plan is approved let me assure you that:

•             existing deposit accounts and loans will not undergo any change; and

•             deposit accounts will continue to be federally insured to the fullest extent permitted by law.

We regret that we are unable to offer you common stock in the subscription offering because the laws of your state or jurisdiction require us to register (1) the to-be-issued common stock of Edgewater Bancorp, Inc. or (2) an agent of Edgewater Bank to solicit the sale of such stock, and the number of eligible subscribers in your state or jurisdiction does not justify the expense of such registration.

If you have any questions regarding the transaction or how to vote, please call us, toll free, at (800) 979-4568, Monday — Friday, 9:00am — 4:00pm, Central Time. You can also visit our Stock Information Center located at Edgewater Bank at 321 Main Street, St. Joseph, Michigan 49085 during our limited hours of operation Tuesday and Thursday only, 10:00am — 2:00pm, Central Time.  The Stock Information Center will be closed weekends and bank holidays.

Sincerely,

Richard E. Dyer

President and Chief Executive Officer

This is not an offer to sell or a solicitation of an offer to buy shares of common stock. The offer is made only by the prospectus. The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Edgewater Bank, Edgewater Bancorp, Inc., the Federal Deposit Insurance Corporation or any other government agency.

Dear Prospective Investor:

Edgewater Bancorp, Inc., a newly-formed corporation that will serve as the parent company of Edgewater Bank, is offering shares of its common stock for sale at a price of $10.00 per share. No sales commission will be charged to purchasers during the offering.

Please read the enclosed materials carefully before making an investment decision. If you are interested in purchasing shares of Edgewater Bancorp, Inc. common stock, complete the enclosed Stock Order Form and return it, with full payment or authorization to withdraw funds from one or more of your Edgewater Bank deposit accounts, in the Stock Order Reply Envelope provided. Stock order forms and full payment must be received (not postmarked) by 12:00 noon, Central Time, on [date], 2013. If you are considering purchasing stock with funds you have in an IRA or other retirement account, please call our Stock Information Center promptly for guidance, because these orders require additional processing time.

If you have questions about our organization or purchasing shares, please refer to the enclosed Prospectus and Questions and Answers Brochure, or call our Stock Information Center at the number shown below.

I invite you to consider this opportunity to share in our future as an Edgewater Bancorp, Inc. shareholder.

Sincerely,

Richard E. Dyer

President and Chief Executive Officer

Questions?

Please call our Stock Information Center, toll-free, at (800) 979-4568,

Hours of Operation: Monday — Friday 9:00am-4:00pm, Central Time, except bank holidays.

Please visit our Stock Information Center located at Edgewater Bank, 321 Main Street, St. Joseph, Michigan 49085

Limited Hours of Operation: Tuesday and Thursday ONLY, 10:00am — 2:00pm, Central Time, except bank holidays.

This is not an offer to sell or a solicitation of an offer to buy shares of common stock. The offer is made only by the prospectus. The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Edgewater Bank, Edgewater Bancorp, Inc., the Federal Deposit Insurance Corporation or any other government agency.

YOUR VOTE IS IMPORTANT!

NOT VOTING HAS THE SAME EFFECT AS VOTING

“AGAINST” THE PLAN OF CONVERSION (“PLAN”).

In order to implement the Plan,

we need the approval of our depositors.

Your Board of Directors urges you to vote “FOR” the Plan.

Please disregard this notice if you have already voted.

If you are unsure whether you have voted,

vote the enclosed replacement Proxy Card.

Your vote will not be counted twice!

If you received more than one of these reminder mailings,

please vote each Proxy Card received!

Please note:

Implementation of the Plan will not have any effect

on your deposit accounts or loans from Edgewater Bank. Your deposit accounts will not be converted to common stock. Voting on the Plan will not require you to purchase common stock during the offering.

THANK YOU FOR YOUR SUPPORT!

Questions?

Please call our Stock Information Center, toll-free, at (800) 979-4568,

Hours of Operation: Monday — Friday 9:00am-4:00pm, Central Time, except bank holidays.

Please visit our Stock Information Center located at Edgewater Bank, 321 Main Street, St. Joseph, Michigan 49085

Limited Hours of Operation: Tuesday and Thursday ONLY, 10:00am — 2:00pm, Central Time, except bank holidays.

PLEASE VOTE

THE ENCLOSED PROXY CARD!

If you have not voted the Proxy Card(s) we recently mailed to you in a large white package,

please vote the enclosed replacement Proxy Cards.

Vote by mail using the enclosed envelope

or follow the telephone or Internet voting instructions on the Proxy Card.

You may receive a courtesy telephone call.

Please feel free to ask questions of our agent.

THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED

THE PLAN OF CONVERSION (“PLAN”) AND URGES YOU TO VOTE “FOR” THE PLAN.

NOT VOTING HAS THE SAME EFFECT AS VOTING

“AGAINST” THE PLAN.

VOTING ON THE PLAN WILL NOT OBLIGATE YOU TO PURCHASE

COMMON STOCK IN THE OFFERING.

The Plan changes our form of corporate organization, but will not result in changes to bank staff, management or your deposit accounts or loans. Your deposit accounts will not be converted to common stock.

Please Note:

If you received more than one of these reminder mailings,

please vote each Proxy Card received.

Questions?

Please call our Stock Information Center, toll-free, at (800) 979-4568,

Hours of Operation: Monday — Friday 9:00am-4:00pm, Central Time, except bank holidays.

Please visit our Stock Information Center located at Edgewater Bank, 321 Main Street, St. Joseph, Michigan 49085

Limited Hours of Operation: Tuesday and Thursday ONLY, 10:00am — 2:00pm, Central Time, except bank holidays.

HAVE YOU VOTED YET?

PLEASE VOTE THE ENCLOSED PROXY CARD!

Our records indicate that you have not voted the

Proxy Card(s) we mailed to you.

You may receive a courtesy telephone call.

Please feel free to ask questions of our agents.

IF YOU ARE UNSURE WHETHER YOU VOTED,

PLEASE VOTE THE ENCLOSED REPLACEMENT

PROXY CARD. YOUR VOTE WILL NOT BE

COUNTED TWICE.

THE BOARD OF DIRECTORS HAS UNANIMOUSLY VOTED “FOR”

THE PLAN OF CONVERSION (“PLAN”).

NOT VOTING EACH PROXY CARD HAS THE SAME EFFECT AS

VOTING “AGAINST” THE PLAN.

Voting does not obligate you to purchase

shares of common stock in the offering

nor does it affect your Edgewater Bank

deposit accounts or loans.

If you receive more than one of these reminder mailings, please vote each Proxy Card received.

Questions?

Please call our Stock Information Center, toll-free, at (800) 979-4568,

Hours of Operation: Monday — Friday 9:00am-4:00pm, Central Time, except bank holidays.

Please visit our Stock Information Center located at Edgewater Bank, 321 Main Street, St. Joseph, Michigan 49085

Limited Hours of Operation: Tuesday and Thursday ONLY, 10:00am — 2:00pm, Central Time, except bank holidays.

Q&A

Questions and Answers

About our Conversion and Stock Offering

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by

Edgewater Bank, Edgewater Bancorp, Inc., the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy shares of common stock. The offer is made only by the prospectus.

This pamphlet answers questions about the conversion of Edgewater Bank to the stock form of organization and the related Edgewater Bancorp, Inc. stock offering. Investing in shares of common stock involves certain risks. Before making an investment decision, please read the enclosed Prospectus carefully, including the section entitled “Risk Factors”.

GENERAL — THE CONVERSION

Our Board of Directors has determined that the conversion is in the best interests of Edgewater Bank, our customers, our shareholders and the communities we serve.

WHAT IS THE CONVERSION?

Under our Plan of Conversion (the “Plan”), our organization is converting from the mutual to the stock form of organization. As a result of the conversion, a newly-formed company, Edgewater Bancorp, Inc. will become the parent company of Edgewater Bank. Shares of common stock of Edgewater Bancorp, Inc. representing the ownership interest of Edgewater Bank are currently being offered for sale.

After the conversion is completed, 100% of the common stock of Edgewater Bancorp, Inc. will be owned by public shareholders.

WHAT ARE THE REASONS FOR THE CONVERSION AND OFFERING?

Our primary reasons for converting to the fully public stock form of ownership and undertaking the stock offering are to: increase our capital to support modest organic growth while maintaining compliance with capital requirements; to retain and attract qualified personnel by establishing stock-based benefit plans for management and employees; have greater flexibility to structure and finance opportunistic expansion of our operations; and offer our customers and employees an opportunity to purchase our stock.

IS EDGEWATER BANK CONSIDERED “WELL-CAPITALIZED” FOR REGULATORY PURPOSES?

Yes. At June 30, 2013, Edgewater Bank exceeded all of the applicable regulatory capital requirements and was considered “well capitalized.”

WILL CUSTOMERS NOTICE ANY CHANGE IN EDGEWATER BANK’S DAY-TO-DAY ACTIVITIES AS A RESULT OF THE CONVERSION AND THE OFFERING?

No. It will be business as usual. The conversion is a change in our corporate structure. There will be no change to our Board of Directors, management, staff or branches. Edgewater Bank will continue to operate as an independent bank as part of the Plan and offering.  Independent of the Plan, however, we have entered into an agreement to sell our Decatur office to a third party, and we expect to complete this sale by the end of 2013.  Please refer to the prospectus for more information regarding the sale of the Decatur office.

WILL THE CONVERSION AND OFFERING AFFECT CUSTOMERS’ DEPOSIT ACCOUNTS OR LOANS?

No. The conversion and offering will not affect the balance or terms of deposits or loans, and deposits will continue to be federally insured by the Federal Deposit Insurance Corporation, up to the maximum legal limit. Deposit accounts will not be converted to stock.

THE PROXY VOTE

ALTHOUGH WE HAVE RECEIVED CONDITIONAL REGULATORY APPROVAL, THE PLAN IS ALSO SUBJECT TO SHAREHOLDER AND DEPOSITOR APPROVAL. WHY SHOULD I VOTE ON THE PLAN OF CONVERSION?

Your vote “For” the Plan is extremely important to us. Our Board of Directors believes that converting to a fully public structure will best support our organization’s capital position during a period of economic uncertainty, support modest organic growth, retain and attract qualified personnel, and enable us to offer you expanded services.

You have received a Proxy Statement describing the Plan, which cannot be implemented without shareholder and depositor approval.

Voting does not require you to purchase common stock in the offering.

WHAT HAPPENS IF I DON’T VOTE?

Your vote is very important. Not voting all the Proxy Cards you receive will have the same effect as voting “Against” the Plan. Without sufficient favorable votes, we cannot proceed with the conversion and the stock offering.

HOW DO I VOTE?

Mark your vote, sign each Proxy Card enclosed and promptly return the card(s) in the enclosed Proxy Reply Envelope. Alternatively, you may vote by Internet or telephone, by following the simple instructions on the Proxy Card. PLEASE VOTE PROMPTLY. NOT VOTING HAS THE SAME EFFECT AS VOTING “AGAINST” THE PLAN.

HOW MANY VOTES ARE AVAILABLE TO ME?

Depositors are entitled to one vote for each $100 on deposit, or fraction thereof. No depositor may cast more than 1,000 votes.

WHY DID I RECEIVE MORE THAN ONE PROXY CARD?

If you had more than one deposit account with aggregate account balances of $50 or more on June 30, 2012, you may have received more than one Proxy Card, depending on the ownership structure of your accounts. These are not duplicate Proxy Cards.  Please promptly vote by returning each Proxy Card you receive. Your vote will not be counted twice.

MORE THAN ONE NAME APPEARS ON MY PROXY CARD. WHO MUST SIGN?

The names reflect the title of your deposit account. Proxy Cards for joint accounts require the signature of only one of the accountholders. Proxy Cards for trust or custodian accounts must be signed by the trustee or the custodian, not the listed beneficiary.

THE STOCK OFFERING AND PURCHASING SHARES

HOW MANY SHARES ARE BEING OFFERED AND AT WHAT PRICE?

Edgewater Bancorp, Inc. is offering for sale between 714,000 and 966,000 shares of common stock (subject to increase to 1,110,900 shares) at $10.00 per share. Investors will not be charged a commission to purchase shares of common stock in the offering.

WHO IS ELIGIBLE TO PURCHASE STOCK DURING THE STOCK OFFERING?

Pursuant to our Plan, non-transferable rights to subscribe for shares of Edgewater common stock in the Subscription Offering have been granted to eligible depositors of Edgewater Bank.

Subscription Offering purchase priorities are as follows:

Priority 1 -   To depositors with accounts at Edgewater Bank with aggregate balances of at least $50 at the close of business on June 30, 2012.

Priority 2 -   Our tax-qualified employee benefit plans;

Priority 3 -   To depositors with accounts at Edgewater Bank with aggregate balances of at least $50 at the close of business on September 30, 2013 who are not eligible in category 1, above.

Priority 4 -   To all other depositors with accounts at Edgewater Bank at the close of business on [Date] who are not eligible in categories 1 or 3, above.

Shares of common stock not purchased in the Subscription Offering may be offered for sale in a Community Offering, with a preference given to natural persons (including trusts of natural persons) residing in Berrien, Cass and Van Buren Counties, Michigan.

Shares not sold in the Subscription and Community Offerings may be offered for sale through a Syndicated Community Offering or, subject to regulatory approval, in an underwritten public offering conducted on a firm commitment basis to the general public.

I AM ELIGIBLE TO SUBSCRIBE FOR SHARES OF COMMON STOCK IN THE SUBSCRIPTION OFFERING BUT AM NOT INTERESTED IN INVESTING. MAY I ALLOW SOMEONE ELSE TO USE MY STOCK ORDER FORM TO TAKE ADVANTAGE OF MY PRIORITY AS AN ELIGIBLE ACCOUNTHOLDER?

No … Subscription rights are non-transferable! Federal regulations prohibit you from transferring your subscription rights.  If you order shares of common stock in the subscription offering, you will be required to state that you are purchasing the common stock for yourself and that you have no agreement or understanding to sell or transfer your subscription rights. On occasion, unscrupulous people attempt to persuade accountholders to transfer subscription rights, or to purchase shares in the offering based on an understanding that the shares will be subsequently transferred to others. Participation in such schemes is against the law and may subject involved parties to prosecution. If you become aware of any such activities, please notify our Stock Information Center promptly so that we can take the necessary steps to protect our eligible account holders’ subscription rights in the offering.

HOW MAY I BUY SHARES DURING THE SUBSCRIPTION AND COMMUNITY OFFERINGS?

Shares can be purchased by delivering a signed and completed original stock order form, together with full payment payable to Edgewater Bancorp, Inc. or authorization to withdraw funds from one or more of your Edgewater Bank deposit accounts, provided that the stock order form is received before 12:00 noon, Central Time, on [expiration date].  You may submit your order form and payment by mail using the return envelope provided, by bringing your stock order form to our Stock Information Center or by overnight delivery to the indicated address on the order form.  Due to recent reductions in U.S. Postal Service 1st Class Mail delivery standards, we encourage subscribers to consider in-person or overnight delivery to enhance the likelihood that your order is received before the deadline.

WHAT IS THE DEADLINE FOR PURCHASING SHARES?

The deadline for purchasing shares of common stock in the subscription and community offerings is 12:00 noon, Central Time, on [expiration date], unless we extend this deadline.  If you wish to purchase shares of common stock, a properly completed and signed original stock order form, together with full payment or authorization to withdraw funds from one or more of your Edgewater Bank deposit accounts, must be received (not postmarked) by this time.

HOW MAY I PAY FOR THE SHARES?

Payment for shares can be remitted in two ways:

1.)  Personal check, bank check or money order made payable directly to Edgewater Bancorp, Inc.; or

2.)  Authorizing us to withdraw available funds from the types of Edgewater Bank deposit accounts designated on the stock order form. There is no penalty for early withdrawal from a certificate of deposit for the purpose of purchasing stock in the offering.

Edgewater Bank is not permitted to lend funds to anyone for the purpose of purchasing shares of common stock in the offering.  Additionally, you may not use an Edgewater Bank line of credit check or any type of third party check to pay for shares of common stock.  Please do not submit cash or wire transfers.  You may not designate withdrawal from Edgewater Bank accounts with check-writing privileges; instead, please submit a check.  If you request that we directly withdraw the funds, we reserve the right to interpret that as your authorization to treat those funds as if we had received a check for the designated amount, and we will immediately withdraw the amount from your checking account.  You may not authorize direct withdrawal from an Edgewater Bank retirement account. See information on IRAs below.

WILL I EARN INTEREST ON MY FUNDS?

Yes. If you pay by personal check, bank check or money order, you will earn interest at 0.10% per annum from the day we process your payment until the completion or termination of the offering. At that time, you will be issued a check for interest earned on these funds. If you pay for shares by authorizing a direct withdrawal from your Edgewater Bank deposit account(s), your funds will continue earning interest within the account at the contract rate. The interest will remain in your account(s) when the designated withdrawal is made, upon completion or termination of the conversion and offering.

ARE THERE LIMITS TO HOW MANY SHARES I CAN ORDER?

Yes. The minimum order is 25 shares ($250). No individual may purchase more than 10,000 shares ($100,000) of common stock.  If any of the following persons purchase shares of common stock, their purchases, in all categories of the offering combined, when combined with your purchases, also cannot exceed 20,000 shares ($200,000) of common stock:

•      your spouse or relatives of you or your spouse living in your house;

•      most companies, trusts or other entities in which you are a trustee, have a substantial beneficial interest or hold a senior position; or

•      other persons who may be your associates or persons acting in concert with you.

MAY I USE MY EDGEWATER BANK INDIVIDUAL RETIREMENT ACCOUNT (“IRA”) TO PURCHASE THE SHARES?

You may use funds currently held in retirement accounts with Edgewater Bank. However, before you place your stock order, the funds you wish to use must be transferred to a self-directed retirement account maintained by an independent trustee or custodian, such as a brokerage firm. If you are interested in using IRA or any other retirement funds held at Edgewater Bank or elsewhere, please call our Stock Information Center as soon as possible for guidance, but preferably at least two weeks before the [expiration date], 2013 offering deadline. Your ability to use such funds for this purchase may depend on time constraints because this type of purchase requires additional processing time, and may be subject to limitations and fees imposed by the institution where the funds are held.

MAY I CHANGE MY MIND AFTER I PLACE AN ORDER TO SUBSCRIBE FOR STOCK?

No. After receipt, your executed Stock Order Form may not be modified, amended or rescinded without our consent, unless the offering is not completed by [expiration date], 2013.

WILL THE STOCK BE INSURED?

No. Like any common stock, Edgewater Bancorp’s stock will NOT be insured.

WILL DIVIDENDS BE PAID ON THE STOCK?

Our Board of Directors will have the authority to declare dividends on our common stock. We do not intend to pay dividends until such time as we are generating sufficient net income to support our growth and the payment of dividends. Even if we successfully implement our strategic plan, we do not anticipate profitable operations until 2015. We may not be able to successfully implement our strategic plan, and therefore may not achieve profitable operations in the timeframe we expect or at all. The dividend rate and the payment of dividends will depend on a number of factors including our capital requirements, our financial condition and results of operations, other use of funds for the long-term value of stockholders, tax considerations, statutory and regulatory limitations, and general economic conditions.

HOW WILL EDGEWATER BANCORP INC.’S SHARES TRADE?

Edgewater Bancorp, Inc.’s common stock will trade on the OTC Bulletin Board under the trading symbol “[Ticker: TBD].”  Once the shares have begun trading, you may contact a firm offering investment services in order to buy or sell shares in the future.

IF I PURCHASE SHARES IN THE OFFERING, WHEN WILL I RECEIVE MY STOCK CERTIFICATE?

Certificates representing shares of common stock sold in the subscription offering and community offering will be mailed to the certificate registration address noted by purchasers on the stock order form.  It is possible that until certificates for the common stock are delivered to purchasers, purchasers might not be able to sell the shares of common stock that they ordered, even though the common stock will have begun trading.  Your ability to sell the shares of common stock prior to your receipt of the stock certificate will depend on arrangements you may make with a brokerage firm.

WHERE TO GET MORE INFORMATION

WHERE CAN I CALL TO GET MORE INFORMATION?

For more information, refer to the enclosed Prospectus or call our Stock Information Center, toll-free, at (800) 979-4568.  Hours of operation are Monday — Friday, 9:00am — 4:00pm, Central Time. You can also visit the Stock Information Center located at Edgewater Bank, 321 Main Street, St. Joseph, Michigan 49085 during its limited hours of operation: Tuesday and Thursday ONLY, 10:00am — 2:00pm, Central Time.  The Stock Information Center will be closed weekends and bank holidays.

[Date], 2013

To Depositors and Friends

of Edgewater Bank

Sterne, Agee & Leach, Inc., a member of the Financial Industry Regulatory Authority, is assisting Edgewater Bank in converting from the mutual to the stock form of ownership, subject to approval by the depositors of Edgewater Bank. Upon completion of the conversion, Edgewater Bank will be a wholly-owned subsidiary of Edgewater Bancorp, Inc., a newly formed stock holding company. In connection with the conversion, Edgewater Bancorp, Inc. is offering shares of its common stock in a subscription and community offering pursuant to a Plan of Conversion.

At the request of Edgewater Bancorp Inc., we are enclosing materials explaining this process and your options, including an opportunity to invest in the shares of Edgewater Bancorp, Inc. common stock being offered to depositors of Edgewater Bank and various other persons until 12:00 noon, Central Time, on [date], 2013. Please read the enclosed prospectus carefully for a complete description of the stock offering, including the section titled “Risk Factors.” Edgewater Bancorp, Inc. has asked us to forward the prospectus and accompanying documents to you in view of certain requirements of the securities laws in your state.

If you have questions regarding the conversion and the stock offering, please call us, toll free, at (800) 979-4568, Monday — Friday, 9:00am — 4:00pm, Central Time. The Stock Information Center will be closed weekends and bank holidays. You may also visit the stock information center located at Edgewater Bank, 321 Main Street, St. Joseph, Michigan 49085 during its limited hours of operation on Tuesday and Thursday, 10:00am — 2:00pm, Central Time.

Very truly yours,

Sterne, Agee & Leach, Inc.

This is not an offer to sell or a solicitation of an offer to buy shares of common stock. The offer is made only by the prospectus. The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Edgewater Bank, Edgewater Bancorp, Inc., the Federal Deposit Insurance Corporation or any other government agency.

SUBSCRIPTION AND COMMUNITY OFFERING STOCK ORDER ACKNOWLEDGEMENT LETTER

[Edgewater Bancorp, Inc. Letterhead]

Date

Name1

Name2

Address1

Address2

City, State Zip

STOCK ORDER ACKNOWLEDGEMENT

This letter confirms receipt of your order to purchase shares of Edgewater Bancorp, Inc. common stock. Please review the following information carefully to verify that we have accurately recorded your order information. If any information does not agree with your records, please call our Stock Information Center, toll-free, at (800) 979-4568, Monday — Friday, 9:00am — 4:00pm, Central Time. Please refer to the batch and order number listed below when contacting our Stock Information Center.

Stock Registration:	Other Order Information:
Name1	Batch #:
Name2	Order #:
Address1	Number of Shares Requested:
Address2	Offering Category: (subject to verification; see descriptions below)
City, State Zip	Ownership Type:

This letter acknowledges only that your order and payment have been received. It does not guarantee that your order will be filled, either completely or partially. Purchase limitations and share allocation procedures in the event of an oversubscription are described in the Prospectus dated [date], 2013, in the section entitled “The Conversion and Offering” under the headings, “Subscription Offering and Subscription Rights,” “Community Offering” and “Additional Limitations on Common Stock Purchases.”

The offering period ends at 12:00 noon, Central Time, on [date], 2013. It may take several weeks before stock certificates can be mailed and the newly issued shares can begin trading. Your patience is appreciated.

Thank you for your order,

EDGEWATER BANCORP, INC.

Offering Category Descriptions and Priorities:

SUBSCRIPTION OFFERING:

1.                     Depositors with accounts at Edgewater Bank with aggregate combined balances of at least $50 as of the close of business on June 30, 2012;

2.                     Edgewater Bancorp, Inc. tax qualified employee benefit plans;

3.                     Depositors of Edgewater Bank at the close of business on September 30, 2013; and,

4.                     All other depositors of Edgewater Bank at the close of business on [voting record date].

COMMUNITY OFFERING:

5.                     Residents in the Michigan counties of Berrien, Cass and Van Buren;

6.                     Members of the general public.

STOCK CERTIFICATE MAILING LETTER

[Edgewater Bancorp, Inc.]

Dear Shareholder:

I would like to welcome you as a shareholder of Edgewater Bancorp, Inc. A total of [#shares] shares were purchased by investors at $10.00 per share. Thank you for your investment and your confidence in our organization.

Your stock certificate is enclosed. We recommend that you keep it in a safe place, such as in a safety deposit box or deposited with a brokerage firm. Replacing a lost or destroyed stock certificate can be a costly and lengthy process.

Please review the certificate carefully to make sure the registration name and address are correct. If you find an error or have questions about your certificate, please contact our Transfer Agent:

on the web:

www.rtco.com

by mail:

Registrar and Transfer Company

10 Commerce Drive

Cranford, New Jersey 07016

by phone:

(800) 368-5948

by email:

info@rtco.com

If the enclosed stock certificate must be forwarded to the Transfer Agent, we recommend that you deliver it using insured, registered mail. If you change your address, please notify the Transfer Agent immediately, so that you will continue to receive all shareholder communications.

If you submitted a check or money order in full or partial payment for your stock order, you have received, or soon will receive, a check. It reflects interest earned at 0.10% per annum, calculated from the date your order was processed through [date], 2013.

If your stock order was paid in full or in part by authorizing a withdrawal from an Edgewater Bank deposit account, the withdrawal was made on [date], 2013. Until then, interest was earned at your contract rate, and the interest remains in your account.

Edgewater Bancorp, Inc. common stock trades on the OTC Bulletin Board under the trading symbol “[TBD].” Should you wish to buy or sell Edgewater Bancorp, Inc. stock in the future, please contact a brokerage firm or other firm offering investment services.

Thank you for sharing in our company’s future.

Sincerely,

Richard E. Dyer

President and Chief Executive Officer